Exhibit 99.3

HOME BISTRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet is based on the historical consolidated balance sheet of Home Bistro, Inc. and subsidiary (“HBIS” or “Company”) and Model Meals, LLC. (“Model Meals”) at March 31, 2021 after giving effect to the Agreement and Plan Merger Agreement dated July 6, 2021 between the Company and Model Meals which has been accounted for as an acquisition of Model Meals by the Company (the “Acquisition”) and for which the Company issued to the members of Model Meals an aggregate of 2,008,310 shares of the Company’s common stock and an aggregate of $60,000 cash payment.

The following unaudited pro forma combined financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company and Model Meals. The unaudited pro forma combined financial information gives effect to the Acquisition between the Company and Model Meals as if the Acquisition had occurred on January 1, 2020 with respect to the unaudited annual pro forma combined statement of operation, and as of January 1, 2021 for the three months ended March 31, 2021 unaudited pro forma combined statement of operation, and as of March 31, 2021 with respect to the unaudited pro forma combined balance sheets.

The unaudited pro forma combined financial information reflects the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

A full and detailed valuation of the acquired assets and assumed liabilities of Model Meals is being completed and certain information and analyses are preliminary at this time. The final purchase price allocation is subject to the final determination of the fair values of acquired assets, assumed liabilities and consideration paid, therefore, the allocation and the resulting effect the financial statements may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition. The unaudited pro forma combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

In preparing the unaudited pro forma combined financial information, the following historical information was used:

●	We have derived the Company’s historical consolidated financial data at March 31, 2021 and for the three months ended March 31, 2021 from its unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission and for the year ended December 31, 2020 from its audited financial statements contained on Form 10-K as filed with the Securities and Exchange Commission; and

●

We have derived Model Meals’ historical financial statements as of March 31, 2021 and the three months ended March 31, 2021 and for the year ended December 31, 2020 from Model Meals’ audited financial statements contained elsewhere in this Information Statement.

HOME BISTRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AS OF MARCH 31, 2021

	Home Bistro, Inc. and Subsidiary	Model Meals, LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash	$523,592	$92,221	(60,000)	a	$555,813
Prepaid expenses and other current assets	78,671	25,634	-		104,305
Accounts receivable	-	1,611	-		1,611
Inventory	-	2,954	-		2,954
Other current assets	5,000	-	-		5,000

Total Current Assets	607,263	122,420	(60,000)		669,683

OTHER ASSETS:
Property and equipment, net	116,219	-	-		116,219
Right-of-use assets, net	-	112,687	-		112,687
Intangible assets, net	-	71,291	-		71,291
Goodwil	-	-	2,262,798	b	2,262,798

Total Assets	$723,482	$306,398	$2,202,798		$3,232,678

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$479,339	$93,821	$-		$573,160
Accrued expenses and other liabilities	97,710	36,198	-		133,908
Liabilities to be settled with common stock	226,456	-	-		226,456
Convertible notes payable, net of debt discount	342,931	-	-		342,931
Convertible notes payable - related party, net of debt discount	31,048	-	-		31,048
Deferred revenue	-	31,798	-		31,798
Unredeemed gift cards	36,467	76,120	-		112,587
Operating lease liability	-	118,832	-		118,832
Advances payable	65,887	27,672	-		93,559
Notes payable	27,203	168,043	-		195,246
Derivative liabilities	125,100	-	-		125,100

Total Current Liabilities	1,432,141	552,484	-		1,984,625

LONG-TERM LIABILITIES:
Notes payable, less current portion	144,409	300,234	-		444,643
Common stock repurchase obligation	1,154,366	-	-		1,154,366

Total Liabilities	2,730,916	852,718	-		3,583,634

Commitments and contingency:

STOCKHOLDERS’ DEFICIT:
Preferred Stock: $0.001 par value; 20,000,000 shares authorized;
Convertible Series B Preferred stock: $0.001 Par Value; 500,000 Shares Authorized; nil shares issued and outstanding as of March 31, 2021	-	-	-		-
Common stock: $0.001 par value; 1,000,000,000 shares authorized; 19,528,152 shares issued and outstanding as of March 31, 2021	19,528	-	2,008	a	21,536
Additional paid-in capital	4,827,961		2,026,385	a	6,854,346
Accumulated deficit	(6,854,923)	(546,320)	174,405	c	(7,226,838)

Total Stockholders’ Deficit	(2,007,434)	(546,320)	2,202,798		(350,956)

Total Liabilities and Stockholders’ Deficit	$723,482	$306,398	$2,202,798		$3,232,678

HOME BISTRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	March 31, 2021			December 31, 2020
	Home Bistro, Inc. and Subsidiary	Model Meals, LLC	Pro Forma Combined	Home Bistro, Inc. and Subsidiary	Model Meals, LLC	Pro Forma Combined

Product sales, net	$350,474	$628,839	$979,313	$1,335,859	$2,223,257	$3,559,116

Cost of sales	282,386	326,637	609,023	873,289	1,162,380	2,035,669

Gross profit	68,088	302,202	370,290	462,570	1,060,877	1,523,447

Operating Expenses:
Compensation and related expenses	76,500	175,959	252,459	547,940	710,550	1,258,490
Professional and consulting expenses	198,188	20,122	218,310	434,450	63,741	498,191
Product development expense	-	-	-	360,000	-	360,000
Selling and marketing expenses	72,441	43,473	115,914	226,428	100,275	326,703
General and administrative expenses	91,210	92,821	184,031	198,082	324,748	522,830

Total Operating Expenses	438,339	332,375	770,714	1,766,900	1,199,314	2,966,214

Operating Loss from Operations	(370,251)	(30,173)	(400,424)	(1,304,330)	(138,437)	(1,442,767)

Other Income (Expense):
Interest expense, net	(327,918)	(6,929)	(334,847)	(19,924)	(36,833)	(56,757)
Loss on legal settlement	-	-	-	-	(12,000)	(12,000)
Change in fair value of derivative liabilities	150,006	-	150,006	32,315	-	32,315
Gain on extinguishment of debt	26,629	-	26,629	-	-	-
Gain from extinguishment of accounts payable	-	-	-	7,075	-	7,075
Other income	-	-	-	5,000	-	5,000

Total Other Income (Expense), net	(151,283)	(6,929)	(158,212)	24,466	(48,833)	(24,367)

Loss from Continuing Operations	(521,534)	(37,102)	(558,636)	(1,279,864)	(187,270)	(1,467,134)

Discontinued Operations:
Income from Disposal of Discontinued Operations Before Provision for Income Taxes	-	-	-	38,203	-	38,203

Income from Discontinued Operations	-	-	-	38,203	-	38,203

Net Loss	$(521,534)	$(37,102)	$(558,636)	$(1,241,661)	$(187,270)	$(1,428,931)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Continuing operations - basic and diluted	$(0.03)		$(0.03)	$(0.07)		$(0.08)
Discontinued operations - basic and diluted	$-		$-	$0.00		$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	19,242,568		19,242,568	17,393,644		17,393,644

Note 1: Basis of Presentation

On July 6, 2021, the Company entered into an Agreement and Plan of Merger with the members of Model Meals, LLC, acquiring Model Meals, LLC (“Model Meals”) through a reverse triangular merger, whereby Model Meals merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals, LLC being the surviving entity (the “Acquisition”). As a result, Model Meals became a wholly owned subsidiary of the Company and the members of Model Meals received 2,008,310 shares of common stock and $60,000 in cash. Pursuant to the Acquisition, the Company issued 2,008,310 shares of restricted common stock. The shares are subject to a 24-month Lockup and Leak-Out Agreement and were issued pursuant to Section 4(a)(2) of the Securities Act.

The unaudited pro forma combined balance sheets reflect the effects of applying certain preliminary accounting adjustments to the historical consolidated results. The unaudited pro forma combined statements of operations do not include non-recurring items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair values of acquired assets and assumed liabilities and, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma information should be read in conjunction with this unaudited pro forma combined financial information. The pro forma adjustments have been made based on available information and in the opinion of management, are reasonable. The unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

Note 2: Description of Pro Forma Adjustments

Adjustments to the unaudited pro forma combined balance sheet:

a)	The adjustment reflects the consideration paid pursuant to the Agreement and Plan Merger Agreement which consisted of: (i)$60,000 cash payment and; (ii) 2,008,310 shares of restricted common stock with grant date fair value of $2,028,393 or $1.01 per share.

b)	Goodwill was recorded at its estimated fair value of $2,262,798 on the acquisition date and was inherently uncertain, subject to refinement. It was calculated as the difference between the consideration paid and the net asset and liabilities acquired by the Company.

c)	Recapitalization of Model Meals to eliminate its members’ equity.

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